UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 28, 2014

Commission File Number:  000-52735

MetaStat, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
20-8753132
(IRS Employer Identification No.)

8 Hillside Avenue, Suite 207, Montclair, New Jersey 07042
(Address of principal executive offices)

973-744-7618
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 28, 2014, MetaStat, Inc. (the "Company") and its current chief financial officer, Mr. Warren Lau, reached an agreement to extend Mr. Lau's employment agreement, which currently expired on May 28, 2014, through July 15, 2014. The Company does not expect any further extensions of Mr. Lau's employment agreement beyond July 15, 2014. Mr. Lau's salary for such extension period will be paid by the Company through a proportionate reduction of the severance payments due to Mr. Lau pursuant to the terms of his employment agreement. The Company is currently conducting a search for Mr. Lau's replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MetaStat, Inc.

Date:   May 29, 2014
By:	/s/ Oscar L. Bronsther

Name: Oscar L. Bronsther
Title: Chief Executive Officer